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Exhibit 10.31

CERTIFICATE OF AMENDMENT
OF THE
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
HELIO, INC.,
a Delaware corporation

        Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned, Wonhee Sull, Chief Executive Officer of Helio, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY,

        FIRST: The Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended as follows:

        1.     Article 5.1 shall hereby be renamed "Conversion of Class B Common Stock and Preferred Stock."

        2.     Article 5.1.1 shall hereby be renamed "Voluntary Conversion of Class B Common Stock."

        3.     Article 5.1.2 shall hereby be deleted in its entirety and replaced as follows:

          5.1.2    Involuntary Conversion of Class B Common Stock.    Upon a Triggering Event, the Class B Common Stock of the Triggering Party shall be automatically converted to Class A Common Stock as provided in Article 5.12. In addition, upon a Type C Triggering Event, all outstanding shares of Class B Common Stock shall be automatically converted to Class A Common Stock at the Class B Conversion Rate then in effect and following the procedures set forth in Articles 5.1.1 and 5.6.

        4.     Appropriate changes to Article 4.5(i) shall be made to provide for an additional subsection following Article 4.5(i). Moreover, the following shall be added to the end of Article 4.5:

            (j)    any Preferred Stock issued must contain a conversion feature whereby upon a Type C Triggering Event, all Preferred Stock will be automatically converted into Class A Common Stock at a designated conversion rate.

        5.     The following shall be added as Article 5.1.3:

          5.1.3    Conversion of Preferred Stock.    Upon a Type C Triggering Event, any and all series of Preferred Stock shall be automatically converted to Class A Common Stock as provided in Article 4.5(j) above.

        5.     Article 5.15 shall hereby be deleted in its entirety and replaced as follows:

          5.15    Merger and Consolidation.    In the event that the Management Company, with the approval of the Board in accordance with Article 6.2, enters into any consolidation, merger, combination or other transactions in which shares of Common Stock are exchanged for or converted into other stock or securities, cash or other property, then the shares of each class of Common Stock shall be exchanged for or converted into the same amount of stock, securities, cash or other property, as the case may be, for which each share of any other class of Common Stock is exchanged or converted (and after giving effect to any automatic conversion of certain classes of Common Stock as set forth herein triggered by such event). Further, the Management Company shall not enter into a consolidation, merger, combination or other transaction, unless the acquiring Entity agrees to preserve all rights of the holders of Membership Units set forth in the Operating Agreement.

        6.     Article 5.16 shall hereby be deleted in its entirety and replaced as follows:

          5.16    Effect of Reclassification or Similar Transaction.    In the event of a reclassification or other similar transaction approved in accordance with Articles 5.14 and 5.15 as a result of which the shares of Class A Common Stock are converted into another security, and the Class B Common Stock has not automatically converted and will not do so pursuant to any other provision of this Article 5.1, then a holder of Class B Common Stock shall be entitled to upon conversion (in accordance with the Class B Conversion Rate then in effect) the amount of such security that such holder would have received if such conversion into another security had occurred immediately prior to the record date of such reclassification or other similar transaction.

        7.     The definitions of the following terms provided in Article 10 shall be deleted in their entirety and replaced with the following:

          "Change of Control" shall mean (i) a Management Company Change in Control or (ii) an Operating Company Change in Control.

          "Control" (and "Controlling" and "Controlled"), as used with respect to any Entity, shall mean possession, directly or indirectly, of the power to direct or cause the direction of management policies of such Entity through the ownership of Voting Securities or by contract.

          "Initial Member" shall mean and refer to SKT Holdings, EarthLink and the Management Company and any of their permitted successors or assigns.

          "Person" means any human being, firm, corporation, partnership, or other entity. "Person" also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. For purpose of the definition of Change of Control and the defined terms referenced therein, the term "Person" does not include the Management Company, the Operating Company or any of their Affiliates, and the term Person does not include any employee-benefit plan maintained by the Management Company, the Operating Company or any of their Affiliates, or any person or entity organized, appointed, or established by the Management Company, the Operating Company or any of their Affiliates for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a "Person".

        10.   The following definitions are hereby added to Article 10:

          "Change of Control Date" means the date on which a Change of Control occurs. If any such change in control occurs on account of a series of transactions, the "Change of Control Date" is the date of the last of such transactions.

          "Continuing Director" means any member of the Board whose nomination for or election to the Board was recommended or approved by the Initial Members or a majority of the Continuing Directors.

          "Management Company Acquiring Person" means that a Person, considered alone or as part of a "group" within the meaning of Section 13(d)(3) of the Exchange Act, as amended, other than an Initial Member (as identified in the definition of Member) or any Affiliate, is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than fifty percent (50%) of the Management Company's then outstanding securities entitled to vote generally in the election of the Board.

          "Management Company Change in Control" means (i) a Person, other than an Initial Member, is or becomes a Management Company Acquiring Person; (ii) holders of the securities of the Management Company entitled to vote thereon approve any agreement with a Person, other than an Initial Member or any Affiliate, (or, if such approval is not required by applicable law and is not solicited by the Management Company, the closing of such an agreement) that involves the transfer of all or substantially all of the Management Company's assets on a consolidated basis; (iii) holders of the securities of the Management Company entitled to vote thereon approve a transaction (or, if such approval is not required by applicable law and is not solicited by the

  Management Company, the closing of such a transaction) pursuant to which the Management Company will undergo a merger, consolidation, statutory share exchange or similar event with a Person, other than an Initial Member of any Affiliate, regardless of whether the Management Company is intended to be the surviving or resulting entity after the merger, consolidation, statutory share exchange or similar event, other than a transaction that results in the voting securities of the Management Company carrying the right to vote in elections of persons to the Board outstanding immediately prior to the closing of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% (fifty percent) of the Management Company's voting securities carrying the right to vote in elections of persons to the Management Company's Board, or voting securities of such surviving entity carrying the right to vote in elections of persons to the Board of Directors or similar authority of such surviving entity, outstanding immediately after the closing of such transaction; (iv) the Continuing Directors cease for any reason to constitute at least half of the number of members of the Board; (v) holders of the securities of the Management Company entitled to vote thereon approve a plan of complete liquidation of the Management Company or an agreement for the liquidation by the Management Company of all or substantially all of the Management Company's assets (or, if such approval is not required by applicable law and is not solicited by the Management Company, the commencement of actions constituting such a plan or the closing of such an agreement); or (vi) the Board adopts a resolution to the effect that, in its judgment, as a consequence of any one or more transactions or events or series of transactions or events, a change in control of the Management Company has effectively occurred. Notwithstanding the foregoing, no event resulting from an initial public offering of securities of the Management Company shall constitute a Management Company Change in Control. The Board shall be entitled to exercise its sole and absolute discretion in exercising its judgment and in the adoption of such resolution, whether or not any such transaction(s) or event(s) might be deemed, individually or collectively, to satisfy any of the criteria set forth in subparagraphs (i) through (v) above.

          "Operating Company Acquiring Person" means that a Person, considered alone or as part of a "group" within the meaning of Section 13(d)(3) of the Exchange Act, as amended, other than an Initial Member or any Affiliate, is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than fifty percent (50%) of the Operating Company's then outstanding Membership Units.

          "Operating Company Change in Control" means (i) a Person, other than an Initial Member, is or becomes an Operating Company Acquiring Person; (ii) holders of the Membership Units of the Operating Company entitled to vote thereon approve any agreement with a Person, other than an Initial Member or any Affiliate (or, if such approval is not required by applicable law and is not solicited by the Operating Company, the closing of such an agreement) that involves the transfer of all or substantially all of the Operating Company's assets on a consolidated basis; (iii) holders of the Membership Units of the Operating Company entitled to vote thereon approve a transaction (or, if such approval is not required by applicable law and is not solicited by the Operating Company, the closing of such a transaction) pursuant to which the Operating Company will undergo a merger, consolidation, statutory share exchange or similar event with a Person, other than an Initial Member or any Affiliate, regardless of whether the Operating Company is intended to be the surviving or resulting entity after the merger, consolidation, statutory share exchange or similar event, other than a transaction that results in the Membership Units of the Operating Company outstanding immediately prior to the closing of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% (fifty percent) of the Operating Company's Membership Units, or voting securities of such surviving entity carrying the right to vote in elections of persons to the Board of Directors or similar authority of such surviving entity, outstanding immediately after the closing of such transaction; (iv) holders of the Membership Units of the Operating Company approve a plan of complete liquidation of the Operating Company or an agreement for the liquidation by the Operating Company of all or substantially all of the Operating Company's assets (or, if such approval is not required by applicable law and is not solicited by the Operating Company, the commencement of actions constituting such a plan or the closing of such an agreement). Notwithstanding the foregoing, no event resulting from an initial public offering of securities of the Company shall constitute an Operating Company Change in Control. The Board shall be entitled to exercise its sole and absolute discretion in exercising its judgment and in the adoption of such resolution, whether or not any such transaction(s) or event(s) might be deemed, individually or collectively, to satisfy any of the criteria set forth in subparagraphs (i) through (iv) above.

          "Type C Triggering Event" shall mean the occurrence of: (i) a Change of Control (as defined in Article 10), or (ii) an event causing dissolution under Article 7.1.

        SECOND: The amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL by (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by vote of (i) the holders of a majority of the outstanding Class A Common Stock and Class B Common Stock entitled to vote thereon voting together as a single class and (ii) holders of all of the outstanding Class B Common Stock, at a special meeting of stockholders called and held upon notice in accordance with Section 222 of the DGCL.

        IN WITNESS WHEREOF this Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation has been executed by the Chief Executive Officer of the Corporation on this 28th day of February 2008.

By:
Name:	Wonhee Sull
Title:	Chief Executive Officer

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  Exhibit 10.31